EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion and incorporation by reference in the Registration Statement of MasTec, Inc. on Form S-3 of our report dated March 31, 1999, on our audit of the consolidated financial statements of Sistemas e Instalaciones de Telecomunicacion, S.A. ("Sintel") and subsidiaries. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.




/s/ ARTHUR ANDERSEN

ARTHUR ANDERSEN
Madrid, Spain

December 20, 1999